Exhibit 3.1

CERTIFICATE OF MERGER

OF

HESS MIDSTREAM NEW VENTURES II LLC

(a Delaware limited liability company)

WITH AND INTO

HESS MIDSTREAM PARTNERS LP

(a Delaware limited partnership)

Pursuant to Section 17-211 of the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”), the undersigned limited partnership executed the following Certificate of Merger:

FIRST: The name, jurisdiction of formation or organization and type of entity of each of the business entities which are to merge are as follows:

Name	Type of Entity	Jurisdiction of Formation

Hess Midstream New Ventures II LLC	Limited liability company	Delaware

Hess Midstream Partners LP	Limited partnership	Delaware

SECOND: The agreement and plan of merger (the “Agreement and Plan of Merger”) providing for the merger of Hess Midstream New Ventures II LLC and Hess Midstream Partners LP has been approved and executed by Hess Midstream New Ventures II LLC in accordance with Section 18-209 of the DLLCA and by Hess Midstream Partners LP in accordance with Section 17-211 of the DRULPA.

THIRD: The name of the surviving domestic limited partnership is Hess Midstream Partners LP (the “Surviving LP”). The name of the Surviving LP shall be changed as provided in Article FOURTH below.

FOURTH: The amended and restated certificate of limited partnership of the Surviving LP, which was filed with the Secretary of State of the State of Delaware on April 7, 2017 (the “Certificate of Limited Partnership”), is hereby amended to change the name of the Surviving LP from “Hess Midstream Partners LP” to “Hess Midstream Operations LP”. All references in the Certificate of Limited Partnership to “Hess Midstream Partners LP” are hereby replaced with “Hess Midstream Operations LP”.

FIFTH: The Merger shall be effective upon the filing of this certificate of merger with the Secretary of State of the State of Delaware.

SIXTH: An executed copy of the Agreement and Plan of Merger is on file at a place of business of the Surviving LP, located at 1501 McKinney Street, Houston, TX 77010.

SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the Surviving LP, on request and without cost, to any partner of Hess Midstream Partners LP and any member of Hess Midstream New Ventures II LLC.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf of Hess Midstream Partners LP on this 16th day of December, 2019.

HESS MIDSTREAM PARTNERS LP

By:	HESS MIDSTREAM PARTNERS GP LP,
its general partner

By:	HESS MIDSTREAM PARTNERS GP LLC,
its general partner

By:	/s/ Jonathan C. Stein
Name:	Jonathan C. Stein
Title:	Chief Financial Officer

[Signature Page to Certificate of Merger]